 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 19, 2012

SAFECODE DRUG TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-174167

Delaware	99-0362484
(State of Incorporation)	(I.R.S. Employer Identification No.)

6 Meever HaMiltah Street, Jerusalem, Israel	97761
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: +972-50 783 9976

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 15, 2012, Safecode Drug Technologies Corp. (the "Registrant" or "Safecode"), entered into a license agreement (the "License Agreement") with Medisafe 1 Technologies Corp., a Delaware corporation and a public reporting company engaged in the development of medical technology products ("Medisafe"). Pursuant to the License Agreement, Safecode, as licensee, has been granted a non - exclusive license to manufacture, market and otherwise commercially exploit world-wide Medisafe's patented device for administering medicine in correct dosages to the correct patient . The License Agreement provides that as consideration for the license, Safecode will issue to Medisafe ten million shares of its common stock valued at $.70 per share. The License Agreement provides for certain adjustments in the event that Safecode's shares are not equal to or greater than that price twelve months after the effective date. The License Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed by the Registrant as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	License Agreement between the Registrant and Medisafe 1 Technologies Corp. dated November 15, 2012, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safecode Drug Technologies Corp.
By: /s/ Joel Klopfer
Name: Joel Klopfer
Title: President

Date: November 19, 2012